Exhibit 99.2

October 2, 2019

Roger E. Susi

President

Iradimed Corporation

1025 Willa Springs Drive

Winter Springs, FL 32708-5235

Dear Mr. Susi:

The Food and Drug Administration has completed an evaluation of your firm’s corrective actions in response to our Warning Letter FLA-14-21 dated August 18, 2014. Based on our evaluation, it appears that you have addressed the violation(s) contained in this Warning Letter. Future inspections and regulatory activities will further assess the adequacy and sustainability of these corrections.

This letter does not relieve you or your firm from the responsibility of taking all necessary steps to assure sustained compliance with the Federal Food, Drug, and Cosmetic Act and its implementing regulations or with other relevant legal authority. The Agency expects you and your firm to maintain compliance and will continue to monitor your state of compliance. This letter will not preclude any future regulatory action should violations be observed during a subsequent inspection or through other means.

Sincerely,

/s/ Blake Bevill
Blake Bevill, MS
Program Division Director
OMDRHO Division 2 - Central

CC:                          Mr. Francis Casey, Vice President Quality Assurance & Regulatory Affairs

Mr. Daniel Bennett, Regulatory Specialist

U.S. Food and Drug Administration

Office of Medical Device and Radiological Health Operations (OMDRHO)

Division 2 Central

555 Winderley PI # 200

Maitland, FL 32751

Telephone: (407) 475-4700

www.fda.gov